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UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 PostalCodeCityplaceCityWashington, PostalCodeStateD.C. PostalCode20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
 PURSUANT TO SECTION 12(b) OR (g) OF THE
 SECURITIES EXCHANGE ACT OF 1934

ORBITAL CORPORATION LIMITED

(Exact name of registrant as specified in its charter)

PostalCodeStateWestern Australia, PostalCodeplacecountry-regionAustralia

Not Applicable

(State of incorporation or organization)

(I.R.S. Employer Identification No.)

PostalCodeplace4 Whipple Street, PostalCodeCityBalcatta, PostalCodeStateWestern Australia, PostalCodecountry-regionAustralia, 6021

(Address of principal executive offices)

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class

Name of each exchange on which

to be so registered

each class is to be registered

American Depositary Shares

NYSE AMEX

Evidenced by American Depositary Receipts. Each American Depositary Share (“ADS”) represents sixteen Ordinary Shares.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates:      1-10936       (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The information contained under "Description of Securities to be Registered" in the Registrant's Registration Statement on Form F-6 (Commission File No. 333-13466), filed with the Securities and Exchange Commission on April 6, 2010 is hereby incorporated by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on NYSE AMEX. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) ORBITAL CORPORATION LIMITED

Date August 19, 2011

By

/s/ Terry Stinson

Terry Stinson, Managing Director and Chief Executive Officer.

INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.